Exhibit 21.1

                   Advanced Communications Technologies, Inc.
                      Schedule of Consolidated Subsidiaries
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Name of Subsidiary                                         Ownership Percentage
------------------                                         --------------------
Advanced Global Communications Technologies, Inc.                 100%

Australon (USA), Inc.                                              50%

Advanced Communications Technologies (Australia) Pty Ltd           20%

Advanced Network Technologies                                      70%